SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC. 20549



                                    FORM 8-K



                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



 Date of report (Date of earliest event reported)    September 6, 1996
                                                    ---------------------



                               UNOCAL CORPORATION
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             (Exact name of registrant as specified in its charter)



                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)



           1-8483                                     95-3825062
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(Commission File Number)                    (I.R.S. Employer Identification No.)



2141 Rosecrans Avenue, Suite 4000, El Segundo, California              90245
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(Address of Principal Executive Offices)                            (Zip Code)



                                 (310) 726-7600
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              (Registrant's Telephone Number, Including Area Code)



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Item 5.           Other Events



On September 6, 1996, the following news release was issued:



               Unocal Announces Acceptance of All Tendered Shares
                      of $3.50 Convertible Preferred Stock
                      ------------------------------------




         El Segundo, Calif., Sept. 6, 1996 -- Unocal Corporation today announced its acceptance of all shares of its $3.50 Convertible Preferred Stock that were validly tendered in the company's previously announced exchange offer.

     The exchange offer expired as of 12:00 midnight, New York City time, on Sept. 5, 1996.

     A preliminary count from Unocal's exchange agent, The Bank of New York, indicates that approximately 9.3 million shares (more than 90 percent of the outstanding shares) have been validly tendered in exchange for new, 6-1/4% Trust Convertible Preferred Securities to be issued by Unocal Capital Trust. The exchange is expected to be completed on Sept. 11, 1996.


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



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




                                                      UNOCAL CORPORATION
                                                          (Registrant)




Date:  September 6, 1996                       By:    /s/ STANLEY Y. HANAOKA
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                                                      Stanley Y. Hanaoka
                                                      Assistant Comptroller